Exhibit 99.1
Wynn Resorts, Limited Reports Third Quarter 2021 Results

LAS VEGAS, November 9, 2021 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the quarter ended September 30, 2021.

Operating revenues were $994.6 million for the third quarter of 2021, an increase of $624.2 million, from $370.5 million for the third quarter of 2020. Net loss attributable to Wynn Resorts, Limited was $166.2 million, or $1.45 per diluted share, for the third quarter of 2021, compared to net loss attributable to Wynn Resorts, Limited of $758.1 million, or $7.10 per diluted share, in the third quarter of 2020. Adjusted Property EBITDA (1) at our integrated resort properties increased $89.8 million, $32.5 million, $163.2 million, and $38.6 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, when compared with the third quarter of 2020. Adjusted Property EBITDA was $(103.6) million at Corporate and other for the third quarter of 2021.

"We were pleased to deliver record Adjusted Property EBITDA at both Wynn Las Vegas and Encore Boston Harbor during the third quarter," said Matt Maddox, CEO of Wynn Resorts, Limited. "With our recent investments in innovative food and beverage offerings, a new convention facility in Las Vegas and a revamped casino loyalty program, the best days are ahead for our business in North America. And while there have been some fits and starts along the road to recovery in Macau, we are confident that Macau will benefit from the return of consumer demand as we progress through 2022."

Consolidated Results

Operating revenues were $994.6 million for the third quarter of 2021, an increase of $624.2 million, from $370.5 million for the third quarter of 2020. Operating revenues increased $165.6 million, $79.3 million, $289.3 million, and $75.5 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, from the third quarter of 2020.

On a U.S. generally accepted accounting principles ("GAAP") basis, net loss attributable to Wynn Resorts, Limited was $166.2 million, or $1.45 per diluted share, for the third quarter of 2021, compared to net loss attributable to Wynn Resorts, Limited of $758.1 million, or $7.10 per diluted share, in the third quarter of 2020. Adjusted net loss attributable to Wynn Resorts, Limited (2) was $141.7 million, or $1.24 per diluted share, for the third quarter of 2021, compared to adjusted net loss attributable to Wynn Resorts, Limited of $751.4 million, or $7.04 per diluted share, for the third quarter of 2020.

Adjusted Property EBITDA was $154.6 million for the third quarter of 2021, compared to Adjusted Property EBITDA of $(65.9) million in the third quarter of 2020. Adjusted Property EBITDA was $(103.6) million at Corporate and other for the third quarter of 2021.

Property Results

In response to the initial outbreak of COVID-19 in early 2020, each of our properties was subject to partial or full closure for varying lengths of time during 2020, and each has since reopened. Over the course of the nine months ended September 30, 2021, the Company's Las Vegas Operations and Encore Boston Harbor have each incrementally resumed full operations, including reopening gaming areas to 100% of capacity and restoring seven-day-per-week hotel operations, as permitted by governmental authorities and in response to increased customer demand. Given the evolving conditions created by and in response to the COVID-19 pandemic, measures that have been lifted may be reintroduced if there are adverse developments in the COVID-19 situation, and management cannot reasonably estimate the impact of such developments to the Company's future results of operations, cash flows, or financial condition.

Macau Operations

Wynn Palace

Operating revenues from Wynn Palace were $181.3 million for the third quarter of 2021, an increase of $165.6 million from $15.7 million for the third quarter of 2020. Adjusted Property EBITDA from Wynn Palace was $12.1 million for the third quarter of 2021, compared with $(77.6) million for the third quarter of 2020. VIP table games win as a percentage of turnover was 4.45%, above the property's expected range of 2.7% to 3.0% and above the 1.04% experienced in the third quarter of 2020. Table games win percentage in mass market operations was 21.8%, below the 22.0% experienced in the third quarter of 2020.

Wynn Macau

Operating revenues from Wynn Macau were $130.7 million for the third quarter of 2021, an increase of $79.3 million from $51.4 million for the third quarter of 2020. Adjusted Property EBITDA was $(1.9) million for the third quarter of 2021, compared with $(34.5) million for the third quarter of 2020. VIP table games win as a percentage of turnover was 2.44%, below the property's expected range of 2.7% to 3.0% and below the 3.95% experienced in the third quarter of 2020. Table games win percentage in mass market operations was 19.7%, above the 18.7% experienced in the third quarter of 2020.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $476.0 million for the third quarter of 2021, an increase of $289.3 million from $186.7 million for the third quarter of 2020. Adjusted Property EBITDA from our Las Vegas Operations for the third quarter of 2021 was $183.4 million, compared with $20.3 million for the third quarter of 2020. Table games win percentage for the third quarter of 2021 was 21.7%, below the property's expected range of 22% to 26% and above the 20.2% experienced in the third quarter of 2020.

Encore Boston Harbor

Operating revenues from Encore Boston Harbor were $192.2 million for the third quarter of 2021, an increase of $75.5 million from $116.7 million for the third quarter of 2020. Adjusted Property EBITDA from Encore Boston Harbor for the third quarter of 2021 was $64.6 million, compared with $26.0 million for the third quarter of 2020. Table games win percentage for the third quarter of 2021 was 21.4%, within the property's expected range of 18% to 22% and below the 21.8% experienced in the third quarter of 2020.

Balance Sheet

Our cash and cash equivalents as of September 30, 2021 totaled $2.48 billion, comprised of approximately $1.39 billion held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $327.4 million held by Wynn Resorts Finance excluding WML, and approximately $760.7 million at Corporate and other.

As previously disclosed, on September 16, 2021, WM Cayman Holdings Limited II, a subsidiary of WML, entered into an unsecured revolving credit facility in an aggregate principal amount of $1.50 billion (the "WM Cayman II Revolver"). Borrowings of $1.09 billion under the new facility, along with $200.0 million of cash, were used to facilitate the prepayment of the outstanding $1.26 billion of borrowings under the Wynn Macau Credit Facilities and to pay related fees and expenses.

As of September 30, 2021, the available borrowing capacity under the Wynn Resorts Finance Revolver and WM Cayman II Revolver was $834.2 million and $413.1 million, respectively.

Total current and long-term debt outstanding at September 30, 2021 was $11.74 billion, comprised of $5.77 billion of Macau related debt, $3.13 billion of Wynn Las Vegas debt, $2.23 billion of Wynn Resorts Finance debt, and $612.8 million of debt held by the retail joint venture which we consolidate.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on November 9, 2021 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before November 12, 2021, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended September 30, 2021 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the recent global pandemic of COVID-19, caused by a novel strain of the coronavirus, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development, and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net loss before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net loss attributable to Wynn Resorts, Limited" is net loss attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and earnings per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net loss attributable to Wynn Resorts, Limited to adjusted net loss attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net loss attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating revenues:
Casino	$496,264	$201,872	$1,615,228	$782,074
Rooms	173,817	61,144	387,772	231,240
Food and beverage	217,501	76,586	435,152	250,007
Entertainment, retail and other	107,062	30,850	283,287	146,545
Total operating revenues	994,644	370,452	2,721,439	1,409,866
Operating expenses:
Casino	315,316	160,861	1,048,897	734,689
Rooms	52,100	35,940	136,187	139,787
Food and beverage	163,655	76,536	354,709	314,335
Entertainment, retail and other	156,490	13,370	310,871	75,823
General and administrative	197,350	160,896	574,669	547,305
Provision for credit losses	(347)	11,588	7,461	60,548
Pre-opening	1,333	877	5,455	5,614
Depreciation and amortization	177,110	183,486	545,538	541,498
Property charges and other	15,301	9,905	26,569	43,701
Total operating expenses	1,078,308	653,459	3,010,356	2,463,300
Operating loss	(83,664)	(283,007)	(288,917)	(1,053,434)
Other income (expense):
Interest income	507	2,033	2,131	13,969
Interest expense, net of amounts capitalized	(150,325)	(145,142)	(453,601)	(407,187)
Change in derivatives fair value	1,176	4,675	6,557	(14,279)
Loss on extinguishment of debt	(738)	(3,139)	(2,060)	(4,601)
Other	(11,784)	412	(17,324)	12,980
Other income (expense), net	(161,164)	(141,161)	(464,297)	(399,118)
Loss before income taxes	(244,828)	(424,168)	(753,214)	(1,452,552)
Provision for income taxes	(1,155)	(407,365)	(2,345)	(564,103)
Net loss	(245,983)	(831,533)	(755,559)	(2,016,655)
Less: net loss attributable to noncontrolling interests	79,734	73,391	176,963	218,912
Net loss attributable to Wynn Resorts, Limited	$(166,249)	$(758,142)	$(578,596)	$(1,797,743)
Basic and diluted net loss per common share:
Net loss attributable to Wynn Resorts, Limited:
Basic	$(1.45)	$(7.10)	$(5.10)	$(16.85)
Diluted	$(1.45)	$(7.10)	$(5.10)	$(16.85)
Weighted average common shares outstanding:
Basic	114,655	106,783	113,420	106,720
Diluted	114,655	106,783	113,420	106,720
Dividends declared per common share:	$—	$—	$—	$1.00

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to Wynn Resorts, Limited	$(166,249)	$(758,142)	$(578,596)	$(1,797,743)
Litigation settlement net gain	—	(2,500)	—	(30,200)
Pre-opening expenses	1,333	877	5,455	5,614
Property charges and other	15,301	9,905	26,569	43,701
Change in derivatives fair value	(1,176)	(4,675)	(6,557)	14,279
Loss on extinguishment of debt	738	3,139	2,060	4,601
Foreign currency remeasurement loss (gain)	11,784	(412)	17,324	(12,980)
Income tax impact on adjustments	(15)	(812)	(87)	20
Noncontrolling interests impact on adjustments	(3,418)	1,183	(4,596)	(12,315)
Adjusted net loss attributable to Wynn Resorts, Limited	$(141,702)	$(751,437)	$(538,428)	$(1,785,023)
Adjusted net loss attributable to Wynn Resorts, Limited per diluted share	$(1.24)	$(7.04)	$(4.75)	$(16.73)

Weighted average common shares outstanding - diluted	114,655	106,783	113,420	106,720

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(58,642)	$62	$59,908	$919	$6,161	$1,187	$2,517	$12,112
Wynn Macau	(33,255)	—	20,816	617	4,355	1,274	4,254	(1,939)
Other Macau	(3,477)	—	1,042	4	—	1,899	532	—
Total Macau Operations	(95,374)	62	81,766	1,540	10,516	4,360	7,303	10,173
Las Vegas Operations	102,734	1,129	47,862	1,108	22,437	5,757	2,389	183,416
Encore Boston Harbor	13,104	142	39,182	102	9,349	2,217	469	64,565
Corporate and other	(104,128)	—	8,300	12,551	(42,302)	6,567	15,419	(103,593)
Total	$(83,664)	$1,333	$177,110	$15,301	$—	$18,901	$25,580	$154,561

	Three Months Ended September 30, 2020
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(150,477)	$378	$67,424	$502	$2,250	$258	$2,018	$(77,647)
Wynn Macau	(63,052)	—	22,247	538	2,250	340	3,220	(34,457)
Other Macau	(2,501)	—	1,109	2	—	993	397	—
Total Macau Operations	(216,030)	378	90,780	1,042	4,500	1,591	5,635	(112,104)
Las Vegas Operations	(47,377)	68	51,320	1,155	8,855	4,458	1,779	20,258
Encore Boston Harbor	(25,094)	—	37,745	6,354	5,680	1,535	(234)	25,986
Corporate and other	5,494	431	3,641	1,354	(19,035)	5,242	2,873	—
Total	$(283,007)	$877	$183,486	$9,905	$—	$12,826	$10,053	$(65,860)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands) (unaudited)
(continued)

	Nine Months Ended September 30, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(139,661)	$898	$192,980	$4,073	$22,987	$3,542	$8,217	$93,036
Wynn Macau	(70,541)	—	63,062	2,809	16,209	3,904	13,260	28,703
Other Macau	(9,799)	—	3,245	21	—	4,852	1,681	—
Total Macau Operations	(220,001)	898	259,287	6,903	39,196	12,298	23,158	121,739
Las Vegas Operations	117,713	3,572	144,043	6,259	47,952	16,806	8,374	344,719
Encore Boston Harbor	(9,149)	170	117,450	1,323	23,583	6,757	1,710	141,844
Corporate and other	(177,480)	815	24,758	12,084	(110,731)	20,802	41,791	(187,961)
Total	$(288,917)	$5,455	$545,538	$26,569	$—	$56,663	$75,033	$420,341

	Nine Months Ended September 30, 2020
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other (1)	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(427,481)	$993	$201,655	$23,794	$13,925	$3,189	$5,546	$(178,379)
Wynn Macau	(193,291)	—	69,131	2,872	12,663	3,620	7,110	(97,895)
Other Macau	(8,888)	—	3,335	5	—	4,386	1,162	—
Total Macau Operations	(629,660)	993	274,121	26,671	26,588	11,195	13,818	(276,274)
Las Vegas Operations	(277,604)	2,244	146,960	964	26,910	17,692	5,451	(77,383)
Encore Boston Harbor	(185,142)	—	111,513	10,219	12,638	8,900	1,443	(40,429)
Corporate and other	38,972	2,377	8,904	5,847	(66,136)	(9,753)	19,789	—
Total	$(1,053,434)	$5,614	$541,498	$43,701	$—	$28,034	$40,501	$(394,086)
(1) Corporate and other includes a $30.2 million net gain recorded in relation to a derivative litigation settlement.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to Wynn Resorts, Limited	$(166,249)	$(758,142)	$(578,596)	$(1,797,743)
Net loss attributable to noncontrolling interests	(79,734)	(73,391)	(176,963)	(218,912)
Pre-opening expenses	1,333	877	5,455	5,614
Depreciation and amortization	177,110	183,486	545,538	541,498
Property charges and other	15,301	9,905	26,569	43,701
Corporate expenses and other	18,901	12,826	56,663	28,034
Stock-based compensation	25,580	10,053	75,033	40,501
Interest income	(507)	(2,033)	(2,131)	(13,969)
Interest expense, net of amounts capitalized	150,325	145,142	453,601	407,187
Change in derivatives fair value	(1,176)	(4,675)	(6,557)	14,279
Loss on extinguishment of debt	738	3,139	2,060	4,601
Other	11,784	(412)	17,324	(12,980)
Provision for income taxes	1,155	407,365	2,345	564,103
Adjusted Property EBITDA	$154,561	$(65,860)	$420,341	$(394,086)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$134,064	$12,301	989.9	$532,040	$208,449	155.2
Rooms	15,639	4,506	247.1	53,534	26,647	100.9
Food and beverage	10,952	6,856	59.7	36,429	24,385	49.4
Entertainment, retail and other (7)	20,668	(7,962)	NM	67,017	24,451	174.1
Total	$181,323	$15,701	1,054.9	$689,020	$283,932	142.7

Adjusted Property EBITDA (6)	$12,112	$(77,647)	NM	$93,036	$(178,379)	NM

Casino Statistics:
VIP:
Average number of table games	89	102	(12.7)	96	97	(1.0)
VIP turnover	$1,234,733	$311,676	296.2	$5,246,296	$6,823,955	(23.1)
VIP table games win (1)	$54,943	$3,244	1,593.7	$222,968	$113,007	97.3
VIP table games win as a % of turnover	4.45%	1.04%		4.25%	1.66%
Table games win per unit per day	$6,691	$347	1,828.2	$8,548	$4,458	91.7
Mass market:
Average number of table games	231	223	3.6	227	209	8.6
Table drop (2)	$508,779	$86,347	489.2	$1,823,792	$583,599	212.5
Table games win (1)	$110,820	$19,015	482.8	$406,016	$156,897	158.8
Table games win %	21.8%	22.0%		22.3%	26.9%
Table games win per unit per day	$5,223	$929	462.2	$6,555	$2,889	126.9
Average number of slot machines	712	569	25.1	708	586	20.8
Slot machine handle	$327,017	$78,580	316.2	$1,107,058	$542,708	104.0
Slot machine win (3)	$11,538	$3,995	188.8	$44,553	$24,796	79.7
Slot machine win per unit per day	$176	$76	131.6	$230	$163	41.1
Room statistics:
Occupancy	51.9%	11.6%		61.1%	19.3%
ADR (4)	$187	$225	(16.9)	$181	$283	(36.0)
REVPAR (5)	$97	$26	273.1	$111	$54	105.6
NM - Not meaningful.
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results for travelers seeking entry to Macau remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$98,264	$27,154	261.9	$379,610	$213,758	77.6
Rooms	10,896	4,938	120.7	39,025	23,480	66.2
Food and beverage	7,628	5,606	36.1	23,620	18,821	25.5
Entertainment, retail and other (7)	13,874	13,670	1.5	52,086	36,686	42.0
Total	$130,662	$51,368	154.4	$494,341	$292,745	68.9

Adjusted Property EBITDA (6)	$(1,939)	$(34,457)	94.4	$28,703	$(97,895)	NM

Casino Statistics:
VIP:
Average number of table games	75	91	(17.6)	83	88	(5.7)
VIP turnover	$1,335,694	$498,519	167.9	$4,629,987	$4,069,809	13.8
VIP table games win (1)	$32,602	$19,679	65.7	$130,624	$130,143	0.4
VIP table games win as a % of turnover	2.44%	3.95%		2.82%	3.20%
Table games win per unit per day	$4,704	$2,351	100.1	$5,745	$5,692	0.9
Mass market:
Average number of table games	238	240	(0.8)	239	219	9.1
Table drop (2)	$441,899	$133,006	232.2	$1,703,189	$752,058	126.5
Table games win (1)	$87,132	$24,898	250.0	$321,236	$146,231	119.7
Table games win %	19.7%	18.7%		18.9%	19.4%
Table games win per unit per day	$3,972	$1,128	252.1	$4,914	$2,564	91.7
Average number of slot machines	574	472	21.6	583	509	14.5
Slot machine handle	$200,543	$87,988	127.9	$802,337	$516,537	55.3
Slot machine win (3)	$9,142	$3,072	197.6	$28,573	$18,993	50.4
Slot machine win per unit per day	$173	$71	143.7	$179	$144	24.3
Poker rake	$—	$—	—	$—	$2,083	(100.0)
Room statistics:
Occupancy	51.3%	16.6%		60.0%	24.4%
ADR (4)	$211	$291	(27.5)	$217	$316	(31.3)
REVPAR (5)	$108	$48	125.0	$130	$77	68.8
NM - Not meaningful.
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results for travelers seeking entry to Macau remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$112,575	$65,694	71.4	$305,253	$161,354	89.2
Rooms	132,704	44,961	195.2	266,250	163,419	62.9
Food and beverage	180,455	55,043	227.8	333,390	177,114	88.2
Entertainment, retail and other	50,269	20,999	139.4	104,892	73,520	42.7
Total	$476,003	$186,697	155.0	$1,009,785	$575,407	75.5

Adjusted Property EBITDA (6)	$183,416	$20,258	805.4	$344,719	$(77,383)	NM

Casino Statistics:
Average number of table games	224	223	0.4	205	228	(10.1)
Table drop (2)	$507,188	$324,939	56.1	$1,258,733	$830,745	51.5
Table games win (1)	$110,265	$65,611	68.1	$285,939	$166,196	72.0
Table games win %	21.7%	20.2%		22.7%	20.0%
Table games win per unit per day	$5,354	$3,191	67.8	$5,117	$3,711	37.9
Average number of slot machines	1,746	1,738	0.5	1,670	1,751	(4.6)
Slot machine handle	$1,156,858	$739,291	56.5	$3,063,267	$1,650,517	85.6
Slot machine win (3)	$80,303	$48,267	66.4	$209,682	$112,464	86.4
Slot machine win per unit per day	$500	$302	65.6	$460	$328	40.2
Poker rake	$2,910	$10	NM	$8,704	$2,185	298.4
Room statistics:
Occupancy	83.0%	39.2%		63.4%	55.8%
ADR (4)	$392	$269	45.7	$360	$323	11.5
REVPAR (5)	$326	$105	210.5	$228	$180	26.7
NM - Not meaningful.
Note: Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020 and reopened on June 4, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and suspension of certain entertainment and nightlife offerings. On October 19, 2020, Encore at Wynn Las Vegas adjusted its operating schedule to five days/four nights each week due to reduced customer demand levels. This adjusted operating schedule remained in effect through the first quarter of 2021, and on April 8, 2021, Encore at Wynn Las Vegas resumed full operations. On May 3, 2021, all industry restrictions were lifted and capacity limits increased to 100%.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$151,361	$96,723	56.5	$398,325	$198,513	100.7
Rooms	14,578	6,739	116.3	28,963	17,694	63.7
Food and beverage	18,466	9,081	103.3	41,713	29,687	40.5
Entertainment, retail and other	7,809	4,143	88.5	18,544	11,888	56.0
Total	$192,214	$116,686	64.7	$487,545	$257,782	89.1

Adjusted Property EBITDA (6)	$64,565	$25,986	148.5	$141,844	$(40,429)	NM

Casino Statistics:
Average number of table games	181	186	(2.7)	192	174	10.3
Table drop (2)	$350,145	$217,797	60.8	$890,777	$493,428	80.5
Table games win (1)	$74,818	$47,528	57.4	$189,070	$104,814	80.4
Table games win %	21.4%	21.8%		21.2%	21.2%
Table games win per unit per day	$4,498	$3,079	46.1	$3,613	$3,839	(5.9)
Average number of slot machines	2,734	1,877	45.7	2,268	2,330	(2.7)
Slot machine handle	$1,196,299	$813,435	47.1	$3,204,272	$1,581,174	102.7
Slot machine win (3)	$98,816	$63,458	55.7	$263,197	$122,906	114.1
Slot machine win per unit per day	$393	$407	(3.4)	$425	$336	26.5
Poker rake	$—	$—	—	$—	$5,105	(100.0)
Room statistics:
Occupancy	87.8%	72.7%		84.1%	74.6%
ADR (4)	$351	$294	19.4	$320	$293	9.2
REVPAR (5)	$308	$214	43.9	$269	$218	23.4
NM - Not meaningful.
Note: Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, for the remainder of the first and second quarters of 2020. On July 10, 2020, Encore Boston Harbor reopened with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection. In addition, certain food and beverage outlets remain closed, and hotel reservations were limited to Thursday through Sunday through the third quarter of 2020. Accordingly, Encore Boston Harbor's room statistics have been computed based on 47 and 121 days of operation for the three and nine months ended September 30, 2020, respectively. On January 25, 2021, the limitations on operating hours were lifted, and Encore Boston Harbor restored 24-hour casino operations and reopened its hotel tower on a Thursday through Sunday schedule. On April 27, 2021, the Governor of Massachusetts announced a phased plan for further reopening and on May 28, 2021 signed an executive order rescinding the COVID-related restrictions and limitations on businesses as of May 29, 2021. On September 1, 2021, Encore Boston Harbor reopened its hotel tower to seven days per week. Accordingly, Encore Boston Harbor's room statistics have been computed based on 69 and 158 days of operations for the three and nine months ended September 30, 2021, respectively.
(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Loss Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.
(7) For the three and nine months ended September 30, 2020, reflects the impact of rent concessions provided to tenants.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com